Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                     Due Period        3/31/2003
                                             Determination Date        4/22/2003
                                              Distribution Date        4/25/2003

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
I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                      21,074,041.54
      All Liquidation Proceeds with respect to Principal                                                            170,421.89
      Recoveries on previously Liquidated Mortgages with respect to Principal                                             0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                   0.00
      Substitution Adjustment with respect to Principal                                                                   0.00
                                                                                                                 -------------

            Principal Distribution Amount                                                                        21,244,463.43

      Interest collected on Mortgage Loans                                                                        6,307,479.12
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                    0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                              0.00
      Substitution Adjustment with respect to Interest                                                                    0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                               623,771.41
      Reimbursement of previous months Servicer Advances                                                           -646,176.65
      Compensating Interest                                                                                           6,597.48
      Investment Earnings on Certificate Account                                                                          0.00
                                                                                                                 -------------

            Interest Remittance Amount                                                                            6,291,671.36

      Amount not Required to be deposited                                                                                 0.00

            Total available in the Certificate Account                                                           27,536,134.79

II    Distributions                                                         Per $ 1,000                             Amount
                                                                            -----------                          -------------

1.    Aggregate Class AF Distribution                                       30.37598460                          17,675,785.44

2.    Aggregate Class A-IO Distribution                                      4.16666667                             791,000.00

3.    Aggregate Class MF-1 Distribution                                      4.99166677                             165,523.67

4.    Aggregate Class MF-2 Distribution                                      5.32500000                             141,272.25

5.    Aggregate Class BF Distribution                                        5.69166667                             122,598.50

6.    Aggregate Class AV Distribution                                       26.17228393                           6,862,634.57

7.    Aggregate Class MV-1 Distribution                                      1.68347222                              33,332.75

8.    Aggregate Class MV-2 Distribution                                      2.20874986                              38,498.51

9.    Aggregate Class BV Distribution                                        2.80291681                              48,854.84

10.   Aggregate Class X-IO Distribution                                      0.00000000                             955,867.95

11. Aggregate Class R Distribution                                                                                        0.00

12. Aggregate Master Servicer Distribution                                                                          700,766.31
                                                                                                                 -------------

            Total Distributions =                                                                                27,536,134.79
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

III   Certificate Class Balances                                              Factor %                              Amount
                                                                           ------------                         --------------

      Opening Senior Class A Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
            (a)  Class AF-1A                                                73.72295566%                        428,993,879.00

            (b) Class A-IO (Notional Amount)                                                                    189,840,000.00


      Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
            (a)  Class MF-1                                                100.00000000%                         33,160,000.00
            (b)  Class MF-2                                                100.00000000%                         26,530,000.00
            (c)  Class BF                                                  100.00000000%                         21,540,000.00
                                                                                                                --------------
                                                                                                                 81,230,000.00
      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
            (a)  Class AV                                                   79.72543819%                        209,048,071.48

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
            (b)  Class MV-1                                                100.00000000%                         19,800,000.00
            (c)  Class MV-2                                                100.00000000%                         17,430,000.00
            (d)  Class BV                                                  100.00000000%                         17,430,000.00
                                                                                                                --------------
                                                                                                                 54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                No.                     Amount
                                                                                          ------                 -------------
            (a) Stated principal collected                                                                        1,647,653.06
            (b) Principal Prepayments                                                       238                  19,426,388.48
            (c) Liquidation Proceeds                                                                                170,421.89
            (d) Repurchased Mortgage Loans                                                    0                           0.00
            (e) Substitution Adjustment related to Principal                                                              0.00
            (f) Recoveries on previously Liquidated Mortgages with respect to Principal                                   0.00
                                                                                                                 -------------

                    Total Basic Principal                                                                        21,244,463.43

1(b). Subordination Increase/(Decrease) amount                                                                    1,269,434.97
                                                                                                                 -------------
                    Total Principal Distribution                                                                 22,513,898.40

2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                           Per $ 1,000
                                                                           ------------
            1. Class AF                                                     27.38406132                          15,934,785.28

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
            1. Class MF-1                                                    0.00000000                                   0.00
            2. Class MF-2                                                    0.00000000                                   0.00
            3. Class BF                                                      0.00000000                                   0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
            1. Class AV                                                     25.09100767                           6,579,113.12

2(d). Class AV Principal Distribution Amount Group II Certificates:
            1. Class MV-1                                                    0.00000000                                   0.00
            2. Class MV-2                                                    0.00000000                                   0.00
            3. Class BV                                                      0.00000000                                   0.00

2(e)  Class M Applied Realized Loss for Group I Certificates:
            1. Class MF-1                                                    0.00000000                                   0.00
            2. Class MF-2                                                    0.00000000                                   0.00
            3. Class BF                                                      0.00000000                                   0.00

2(f)  Class B Applied Realized Loss for Group II Certificates:
            1. Class MV-1                                                    0.00000000                                   0.00
            2. Class MV-2                                                    0.00000000                                   0.00
            3. Class BV                                                      0.00000000                                   0.00

                                                                              Factor %                              Amount
                                                                           ------------                         --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
            (a) Class AF-1A                                                 70.98454953%                        413,059,093.72

            (b) Class A-IO (Notional Amount)                                                                    189,840,000.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer
      Report Group I Certificates:
            (a) Class MF-1                                                 100.00000000%                         33,160,000.00
            (b) Class MF-2                                                 100.00000000%                         26,530,000.00
            (c) Class BF                                                   100.00000000%                         21,540,000.00
                                                                                                                --------------
                                                                                                                 81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:
            (a) Class AV                                                    77.21633742%                        202,468,958.36

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for
      Group II Certificates:
            (b) Class MV-1                                                 100.00000000%                         19,800,000.00
            (c) Class MV-2                                                 100.00000000%                         17,430,000.00
            (d) Class BV                                                   100.00000000%                         17,430,000.00
                                                                                                                --------------
                                                                                                                 54,660,000.00
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V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate
                     1. Class AF-1A                                             4.87000%
                     2. Class A-IO                                              5.00000%
                     9. Class MF-1                                              5.99000%
                    10. Class MF-2                                              6.39000%
                    11. Class BF                                                6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate 1.30500%

                    1. Class AV                                                 1.57500%
                    2. Class MV-1                                               1.95500%
                    3. Class MV-2                                               2.56500%
                    4. Class BV                                                 3.25500%


      INTEREST REMITTANCE AMOUNT
        1.  Interest collected on Mortgage Loans                           6,307,479.12
        2.  Interest advanced on Mortgage Loans                              -22,405.24
        3.  Compensating Interest on Mortgage Loans                            6,597.48
        4.  Substitution Adjustment interest                                       0.00
        5.  Purchase Price interest on repurchased accounts                        0.00
        6.  Liquidation Proceeds interest portion                                  0.00
        7.  Recoveries on previously Liquidated Mortgages with respect
              to Interest                                                          0.00
                    TOTAL INTEREST REMITTANCE AMOUNT                                                              6,291,671.36

      Current Interest Requirement

                        1. Class AF-1A  @ applicable Pass-Through Rate                                            1,741,000.16
                        2. Class A-IO @ applicable Pass-Through Rate                                                791,000.00
                        3. Class MF-1 @ applicable Pass-Through Rate                                                165,523.67
                        4. Class MF-2 @ applicable Pass-Through Rate                                                141,272.25
                        5. Class BF @ applicable Pass-Through Rate                                                  122,598.50
                        6. Class AV @ applicable Pass-Through Rate                                                  283,521.45
                        7. Class MV-1 @ applicable Pass-Through Rate                                                 33,332.75
                        8. Class MV-2 @ applicable Pass-Through Rate                                                 38,498.51
                        9. Class BV  @ applicable Pass-Through Rate                                                  48,854.84

      Interest Carry Forward Amount

                         1. Class AF-1A                                            0.00
                         2. Class A-IO                                             0.00
                         3. Class MF-1                                             0.00
                         4. Class MF-2                                             0.00
                         5. Class BF                                               0.00
                         6. Class AV                                               0.00
                         7. Class MV-1                                             0.00
                         8. Class MV-2                                             0.00
                         9. Class BV                                               0.00
                        10. Class X-IO                                             0.00

      Certificates Interest Distribution Amount
                                                                           Per $ 1,000
                                                                           ------------
                        1. Class AF-1A                                      2.99192329                            1,741,000.16
                        2. Class A-IO                                       4.16666667                              791,000.00
                        3. Class MF-1                                       4.99166677                              165,523.67
                        4. Class MF-2                                       5.32500000                              141,272.25
                        5. Class BF                                         5.69166667                              122,598.50
                        6. Class AV                                         1.08127627                              283,521.45
                        7. Class MV-1                                       1.68347222                               33,332.75
                        8. Class MV-2                                       2.20874986                               38,498.51
                        9. Class BV                                         2.80291681                               48,854.84
                                                                                                                 -------------
                                                                                                                  3,365,602.13
VI    Credit Enhancement Information
                                                                                Group I           Group II               Total

            (a) Senior Enhancement Percentage                                    18.94%             24.42%              43.36%

            (b) Overcollateralization Amount:

                        1. Opening Overcollateralization Amount           14,153,205.78      10,773,517.11       24,926,722.89
                        2. Ending Overcollateralization Amount            15,252,032.86      10,773,517.11       26,025,549.97
                        3. Targeted Overcollateralization Amount          15,252,032.86      10,773,517.11       26,025,549.97
                        4. Subordination Deficiency                                0.00               0.00                0.00
                        5. Overcollateralization Release Amount                    0.00               0.00                0.00

VII   Trigger Information

            1. (a) 60+ Delinquency  Percentage                                    3.98%              3.00%
               (b) Delinquency Event in effect (Group I > 50%
                     or Group II > 40%of the Sr. Enhancement)                        NO                NO

            2. (a) Cumulative Loss Percentage                                     0.06%              0.05%
               (b) Applicable Loss Percentage for current Distribution            2.25%              3.25%
               (c) Cumulative Loss Trigger Event in effect                           NO                NO
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VIII  Pool Information                                                                   No.                        Amount
                                                                                       ------                   --------------

               (a) Closing Mortgage Loan Principal Balance:
                   1. Fixed Rate                                                        6,895                   509,541,126.58
                   2. Adjustable Rate                                                   2,376                   267,902,475.47

                        Total Closing Mortgage Loan Principal Balance:                  9,271                   777,443,602.05

               (b) Balloon Mortgage Loans
                   1. Fixed Rate                                                          222                    17,303,541.14
                   2. Adjustable Rate                                                       0                             0.00

                        Total Closing Mortgage Loan Principal Balance:                    222                    17,303,541.14

               (c) Weighted Average Mortgage Rate:
                   1. Fixed Rate                                                                                        9.411%
                   2. Adjustable Rate                                                                                   8.074%

                        Total Weighted Average Mortgage Rate                                                            8.951%

               (d) Weighted Average Net Mortgage Rate:
                   1. Fixed Rate                                                                                        8.913%
                   2. Adjustable Rate                                                                                   7.592%

               (e) Weighted Average Remaining Maturity:
                   1. Fixed Rate                                                                                        290.75
                   2. Adjustable Rate                                                                                   342.96

               (f) Weighted Average Original Maturity:
                   1. Fixed Rate                                                                                        315.00
                   2. Adjustable Rate                                                                                   359.00


IX    Delinquency Information                                               No.                %                    Amount
                                                                           ---------------------------------------------------
      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                     1. 31 - 59 Day Accounts                                258              3.67%               18,692,188.33
                     2. 60 - 89 Day Accounts                                 89              1.26%                6,435,349.89
                     3. 90+  Day Accounts                                   156              2.38%               12,109,598.89

            (b) Mortgage Loans - In Foreclosure                              98              1.49%                7,603,445.84
            (c) REO Property Accounts                                        35              0.48%                2,440,135.57

      B. Adjustable Rate Mortgage Loans:
            (a) Delinquent Contracts:
                     1. 31 - 59 Day Accounts                                 89              3.18%                8,526,387.23
                     2. 60 - 89 Day Accounts                                 22              0.95%                2,548,725.58
                     3. 90+  Day Accounts                                    52              1.64%                4,389,332.98

            (b) Mortgage Loans - In Foreclosure                              38              0.99%                2,656,202.68
            (c) REO Property Accounts                                        14              0.51%                1,368,887.74

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                     1. 31 - 59 Day Accounts                                347              3.50%               27,218,575.56
                     2. 60 - 89 Day Accounts                                111              1.16%                8,984,075.47
                     3. 90+  Day Accounts                                   208              2.12%               16,498,931.87

            (b) Mortgage Loans - In Foreclosure                             136              1.32%               10,259,648.52
            (c) REO Property Accounts                                        49              0.49%                3,809,023.31

X     Realized Losses                                                       No.                                      Amount
                                                                           -----                                 -------------

            1. (a) Gross Realized Losses during the period                    5                                     341,029.78
               (b) Realized Losses during the period
                     1. Group I                                                                                      74,726.81
                     2. Group II                                                                                     95,881.08
                                                                                                                 -------------

                           Total                                                                                    170,607.89

               (c) Cumulative Gross Realized Losses                           5                                   1,457,347.43

               (d) Cumulative Realized Losses
                     1. Group I                                                                                     417,131.17
                     2. Group II                                                                                    172,918.21

                           Total                                                                                    590,049.38

               (e) Cumulative Applied Realized Losses

                          i. Class MF-1                                                                                   0.00
                         ii. Class MV-1                                                                                   0.00
                        iii. Class MF-2                                                                                   0.00
                         iv. Class MV-2                                                                                   0.00
                          v. Class BF                                                                                     0.00
                         vi. Class BV                                                                                     0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                      i.Monthly Servicing Fee                                                                       332,857.78
                     ii. Mortgage Fees                                                                              340,771.64
                    iii. Mortgage Insurance Premium Reimbursement                                                    27,136.89
                     iv. Certificate Account Investment Earnings                                                          0.00

         (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                     0.00

         (c) Total Master Servicing Fees paid with this distribution                                                700,766.31

         (d) Amount of unpaid Master Servicing Fees as of this distribution                                               0.00

      2. (a) Opening Master Servicer Advance Balance                                                              6,772,000.30

         (b) Current Advance (exclusive of Compensating Interest)                                                   623,771.41

         (c) Reimbursement of prior Master Servicer Advances                                                       (646,176.65)
                                                                                                                 -------------

         (d) Ending Master Servicer Advance Balance                                                               6,749,595.06

      3. Current period Compensating Interest                                                                         6,597.48

      4. (a) Stepdown Date in effect?                                                                   NO
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